UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2017 (February 21, 2017)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

On February 21, 2017, the Court of Common Pleas in Franklin County, Ohio (the “Court”) issued its Final Decision and Order in the AWMS Water Solutions, LLC appeal of the Ohio Oil and Gas Commission’s decision that upheld the Division of Oil and Gas Resources Management’s (the “Division”) suspension of AWMS #2. AWMS Water Solutions, LLC (the “Company”) is a wholly owned subsidiary of Avalon Holdings Corporation. The Court’s Order sets conditions for the restarting of AWMS #2 in accordance with the proposed restart plans filed by the Company on January 20, 2017 with minor revisions.

As previously reported, on December 23, 2016, the Court issued its Decision and Order in the Company’s appeal of the Ohio Oil and Gas Commission’s decision that upheld the Division of Oil and Gas Resources Management’s suspension of AWMS #2. The Court found that the Division’s suspension and refusal to work with the Company for over 26 months was arbitrary and not in accordance with reason and therefore vacated the Ohio Oil and Gas Commission’s decision.

Subsequent to the December 23, 2016 ruling, and in accordance with the Decision and Order, both the Company and the Division submitted their written restart plans to the Court. The Company’s plan, filed on January 20, 2017, set forth both the initial volumes and pressures and increases in volume and pressure while continuously monitoring seismicity and addressing the concerns of public health and safety.

While the Company is currently making preparations for restarting the well and opening the facility, the Ohio Department of Natural Resources filed a Motion to Stay the Court Order on February 22, 2017. The Company does not know if that action will delay the restarting of the well and reopening of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: February 23, 2017		/s/ Bryan P. Saksa
	By:	Bryan P. Saksa
Chief Financial Officer and Treasurer

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